CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 70 to the Registration Statement on Form N-4 (No. 333-71834) (the “Registration Statement”) of our report dated March 19, 2021 relating to the financial statements of Prudential Annuities Life Assurance Corporation and consent to the incorporation by reference in the Registration Statement of our report dated April 9, 2021 relating to the financial statements of each of the subaccounts of Prudential Annuities Life Assurance Corporation Variable Account B indicated in our report, which appear in the Statement of Additional Information included in the Post-Effective Amendment No. 69 to the Registration Statement on Form N-4 (No. 333-71834) dated April 28, 2021. We also consent to the reference to us under the heading “Experts”, which appears in the Statement of Additional Information included in the Post-Effective Amendment No. 69 to the Registration Statement on Form N-4 (No. 333-71834) dated April 28, 2021, which is incorporated by reference in this Registration Statement.

/s/ PricewaterhouseCoopers LLP
New York, NY
December 15, 2021